EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2012, accompanying the consolidated financial statements of Access Pharmaceuticals, Inc., which is included in this Registration Statement. We consent to the inclusion in Pre-Effective Amendment No. 3 to the Registration Statement of Access Pharmaceuticals, Inc. on Form S-1 of the aforementioned report. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas
June 25, 2012